FORM 4 — JOINT FILER INFORMATION

NAME:	Frost Gamma Investments Trust
ADDRESS:	4400 Biscayne Blvd Miami, FL 33137
Designated Filer:	Phillip Frost, M.D.
Issuer and Ticker Symbol:	Vector Group Ltd. (VGR)
Date of Event Requiring Statement:	August 18, 2010

FROST GAMMA INVESTMENTS TRUST

by: /s/ Phillip Frost MD, as trustee
                 Phillip Frost, M.D., Trustee

JOINT FILER INFORMATION

NAME:	Frost Nevada Investments Trust
ADDRESS:	4400 Biscayne Blvd Miami, FL 33137
Designated Filer:	Phillip Frost, M.D.
Issuer and Ticker Symbol:	Vector Group Ltd. (VGR)
Date of Event Requiring Statement:	August 18, 2010

FROST NEVADA INVESTMENTS TRUST

by: /s/ Phillip Frost MD, as trustee
                 Phillip Frost, M.D., Trustee